SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2008 (January 16, 2008)

Hemcure, Inc.

(Exact name of registrant as specified in Charter)

Nevada	000-51543	20-5573204
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

11839 East Smith Avenue
Santa Fe Springs, California 90670
(Address of Principal Executive Offices)

(562) 447-1780
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by Hemcure, Inc. (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 16, 2008, the board of directors of the Registrant appointed Robert Pearson and Judie Rothenberger to fill two vacancies on its board of directors.

Mr. Pearson has served as Senior Vice President - Investments of RENN Capital Group, Inc. since April 1997. RENN Capital Group acts as the investment advisor to certain of the Registrant’s institutional investors that collectively own approximately 34.35% of the Registrant’s outstanding shares, as disclosed in the Registrant’s Definitive Proxy Statement, filed with the Commission on January 11, 2008, under the heading “Security Ownership of Certain Beneficial Owners and Management.” From May 1994 to May 1997, Mr. Pearson was an independent financial management consultant. From May 1990 to May 1994, he served as Chief Financial Officer and Executive Vice-President of Thomas Group, Inc., a management consulting firm, where he was instrumental in moving a small privately held company from a start-up to a public company with more than $40 million in revenues. Prior to 1990, Mr. Pearson was responsible for all administrative activities for the Superconducting Super Collider Laboratory. In addition, from 1960 to 1985, Mr. Pearson served in a variety of positions at Texas Instruments in financial planning and analysis, holding such positions as Vice-President - Controller and Vice-President - Finance. He is also a director of eOriginal, Inc., CaminoSoft Corp. (OTCBB: CMSF), Information Intellect, and Simtek Corporation (NasdaqCM: SMTK).

Ms. Rothenberger is the President and Chief Executive Officer of Inseat Solutions, LLC (“Inseat”). Inseat is a privately held research and development company controlled by the Registrant’s Chief Executive Officer, Arthur Liu, which specializes in components for massage and heating systems. Inseat supplies systems and components to several industries including: residential furniture; mattresses; office furniture; airlines; and, the automotive industry. From January 2003 through December 2006, Ms. Rothenberger served as the Administration & Operations Executive/Director of Airline Programs for Inseat. From May 2000 until January 2003, Ms. Rothenberger served as Inseat’s Business Manager/Administration Executive.

There is no family relationship between Mr. Pearson or Ms. Rothenberger and any of the directors, executive officers or director and officer nominees of the Registrant. There was no arrangement or understanding between Mr. Pearson or Ms. Rothenberger and any other person pursuant to which either Mr. Pearson or Ms. Rothenberger was selected as a director, except that the Registrant agreed to designate Mr. Pearson to become a director in June 2007 when the Registrant completed a private placement with institutional investors advised by RENN Capital Group, Inc., although Mr. Pearson declined to accept the directorship at that time. There is no compensatory plan, contract or arrangement between the Registrant and either of Mr. Pearson or Ms. Rothenberger. There was no transaction since the beginning of the Registrant’s last fiscal year, or any currently proposed transaction in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which either of Mr. Pearson or Ms. Rothenberger had or will have a direct or indirect material interest, except that Mr. Pearson is an officer of RENN Capital Group, Inc., which serves as the investment advisor to certain of our institutional investors, as described in the first paragraph of this Current Report..

ITEM 8.01	OTHER EVENTS

On or about January 16, 2007, the Registrant’s Chief Executive Officer, Arthur Liu, executed an Amendment to Lock-Up Agreement with certain investors of the Registrant, including investors to which RENN Capital Group serves as investment advisor, providing for a reduction of the lock-up period set forth in Mr. Liu’s Lock-Up Agreement, dated June 7, 2007, from 24 months to 12 months from August 2, 2007, the initial effective date of the Registrant’s currently effective registration statement on Form SB-2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2008

HEMCURE, INC.

	By:	/s/ Arthur Liu
Arthur Liu, Chief Executive Officer